   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 2000
                                                     REGISTRATION NO. 333-
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--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                          PHOTOGEN TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

            NEVADA                    36-4010347
 (State or other jurisdiction      (I.R.S. Employer
     of incorporation or        Identification Number)
        organization)

                        7327 OAK RIDGE HIGHWAY, SUITE B
                              KNOXVILLE, TN 37931
                                 (865) 769-4011
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            TAFFY J. WILLIAMS, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          PHOTOGEN TECHNOLOGIES, INC.
                        7327 OAK RIDGE HIGHWAY, SUITE B
                              KNOXVILLE, TN 37931

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------
                                   COPIES TO:
                               THEODORE W. GRIPPO
                                 GRIPPO & ELDEN
                           227 WEST MONROE, STE. 3600
                            CHICAGO, ILLINOIS 60606
                                 (312) 704-7700
                           --------------------------

    Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                   TITLE OF EACH CLASS                      PROPOSED MAXIMUM AGGREGATE          AMOUNT OF
             OF SECURITIES TO BE REGISTERED                     OFFERING PRICE (1)         REGISTRATION FEE (1)
Common Stock $0.001 par value............................          $40,000,000                   $10,560

(1) The maximum aggregate offering price of the Common Stock registered hereunder will not exceed $40,000,000. Pursuant to Rule 457(o) under the Securities Act, the registration fee is calculated on the aggregate maximum offering price of the Common Stock, and the table does not specify information about the amount of shares to be registered or the proposed maximum offering price per share.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2000
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                                  $40,000,000

                          PHOTOGEN TECHNOLOGIES, INC.

                                  COMMON STOCK

    This prospectus is part of a registration statement we filed with the Securities and Exchange Commission using a "shelf" registration process. We have entered into an agreement with Rochelle S.A. ("Rochelle") in which Rochelle will act under certain circumstances as our exclusive agent to sell shares of our Common Stock in this offering on a best efforts basis. Rochelle is not a registered broker/dealer in the United States and will only sell to investors outside the United States. We will pay Rochelle a fee of 5% of the gross proceeds of any sales of Common Stock it places in this offering and a $35,000 non-accountable expense reimbursement. See "Plan of Distribution," below.

    Using the shelf registration process means:

    - we may offer for sale to investors (and resales by them) up to $40,000,000 of Common Stock from time to time;

    - we will circulate a prospectus supplement each time we plan to issue the Common Stock;

    - the prospectus supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this prospectus; and

    - you should read this prospectus and any prospectus supplement carefully before you invest.

    Our Common Stock is listed on the Nasdaq SmallCap Market under the symbol "PHGN". On September 21, 2000, the last reported sale price for the Common Stock on the Nasdaq SmallCap Market was $6.9375 per share.

    SEE "RISK FACTORS" BEGINNING AT PAGE 5 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is September   , 2000.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
WHERE YOU CAN FIND MORE INFORMATION.........................      3

ABOUT THIS PROSPECTUS.......................................      4

NOTE REGARDING FORWARD-LOOKING STATEMENTS...................      4

THE COMPANY.................................................      4

RISK FACTORS................................................      5

USE OF PROCEEDS.............................................     10

DIVIDEND POLICY.............................................     11

PLAN OF DISTRIBUTION........................................     11

LEGAL MATTERS...............................................     13

EXPERTS.....................................................     13

DEALER PROSPECTUS DELIVERY OBLIGATION ............. Outside Back Cover

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Rooms in Washington, D.C., New York, New York and Chicago, Illinois. The Public Reference Room in Washington D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms.

    The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell to investors all of the Common Stock and so long as resales by such investors are deemed to be sales by an underwriter:

    -  Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

    -  Proxy Statement for the 2000 Annual Meeting of Stockholders;

    - Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2000;

    - The description of our Common Stock contained in our Registration Statement on Form 10, filed on December 24, 1997, including any amendment or report filed for the purpose of updating that description; and

    - All other reports we file pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999.

Although this prospectus covers only our Common Stock, you may find information about our two series of Preferred Stock in the following filings:

    - The description of our Series A Convertible/Exchangeable Preferred Stock contained in our quarterly report for the quarter ended September 30, 1999 on Form 10-QSB and Exhibit 3.5 to that Form 10-QSB, filed on November 15, 1999; and

    - The description of our Series B Convertible Preferred Stock contained in our annual report for the fiscal year ended December 31, 1999 on Form 10-KSB, filed on March 29, 2000 and Exhibit 3 to our current report on Form 8-K filed February 18, 2000.

    You may request a copy of these filings at no cost. Please direct your written or oral requests to:

               Dan Hamilton, Manager--Finance and Administration
               Photogen Technologies, Inc.
               7327 Oak Ridge Highway
               Knoxville, TN 37931
               (865) 769-4011

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the Common Stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell the shares of Common Stock described in the prospectus from time to time. This prospectus provides you with a general description of the Common Stock we may offer. We may also add, update or change information contained in this prospectus through a supplement to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains certain forward-looking statements. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as "believes," "does not believe," "plans," "expects," "intends," "estimates," "anticipates" and other phrases of similar meaning are considered to imply uncertainty and are forward-looking statements.

    Forward looking statements involve known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, in the materials referred to in this prospectus, in the materials incorporated by reference into this prospectus, or in our press releases. We undertake no obligation to publicly update or revise any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, prospectus supplement or other documents incorporated by reference might not occur. No forward-looking statement is a guarantee of future performance and you should not place undue reliance on any forward-looking statement.

                                  THE COMPANY

    Photogen Technologies, Inc., its wholly-owned subsidiary Photogen, Inc., and its 80.1% owned subsidiary Sentigen Ltd., are collectively referred to as "Photogen," the "Company," "we," or "us."

    We are an emerging, development-stage biotechnology company focused on developing minimally invasive products for the treatment and diagnosis of cancer, pre-cancerous conditions and other diseases. We have assembled a platform of core technologies which we believe will support multiple products and applications. We have not completed development of any diagnostic or therapeutic product or process at this time and have no revenue from operations.

    We have discovered new methods and apparatus for using energy from lasers, X-rays or other sources to selectively activate photoactive agents within tissue sufficient to produce a range of beneficial therapeutic and diagnostic outcomes. These discoveries include methods, materials and devices that are used to produce light or other energy, and development of photoactive agents, all for the purpose of destroying diseased cells, removing tissue or identifying and diagnosing disease.

    We are pursuing development of our three core technologies:

    - Photochemistry: We are working with PH-10 to develop treatments for focal cancers within the body and for treatment of diseased tissue on the surface of the body. PH-10 is a compound that accumulates in diseased tissue and absorbs x-rays and light energy, thereby destroying the tissue.

    - Lymphography: We are the exclusive licensee to a special group of proprietary nanoparticulates (and related methods) used in lymphography. Nanoparticulates are tiny particles that can be injected into a patient's lymphatic system to precisely locate and diagnose the spread of cancer.

    - Multiphoton excitation: Our proprietary laser technology uses ultrashort, pulsed bursts of long wavelength light to activate photoactive agents and other compounds to destroy diseased tissue. Multiphoton excitation also has applications in imaging for diagnostic purposes.

Our proposed products have the potential to replace numerous surgical and similar invasive treatments and diagnostics, reduce side effects (including those resulting from chemotherapy), improve treatment efficacy, and lower the overall cost of care for oncology and other applications.

    Our core technologies are proprietary, and are either protected by issued U.S. and foreign patents or are subject to patent applications pending in the U.S. and foreign jurisdictions. As discussed below (see "Risk Factors," below), disputes about intellectual property are common in our industry, and we are routinely involved in discussions with others about the ownership of intellectual property or whether an item of intellectual property interferes with or infringes the rights of another person or entity. We believe that none of these matters is material to our financial condition or results of operations.

    Photogen Technologies, Inc. is a Nevada corporation that is the successor by merger to Bemax Corporation, a California corporation incorporated in 1984 to develop and market dot matrix computer printer products. Bemax Corporation ceased operations in 1988. In 1994, Theodore Tannebaum, Robert J.
Weinstein, M.D. and Stuart P. Levine acquired control of Bemax Corporation by acquiring approximately 97% of its common stock for an aggregate amount of $1,300,000; and, in March 1995, Bemax completed a merger with its wholly-owned Nevada subsidiary named M T Financial Group, Inc. (organized in 1994)
("M T Financial"). M T Financial was the surviving corporation and Bemax Corporation thereby changed its state of incorporation from California to Nevada. From 1988 through May 1997, we and our predecessors had no business operations and our activities were limited to evaluating possible acquisition candidates. In May 1997, M T Financial acquired Photogen, Inc., then owned by five persons, through a subsidiary merger. As a result, Photogen, Inc. became a wholly-owned subsidiary of M T Financial, M T Financial changed its name to Photogen Technologies, Inc. and Dr. Weinstein, Mr. Levine and another person invested additional funds in the Company so that it began operations with approximately $3,000,000.

    Our principal executive offices are located at 7327 Oak Ridge Highway, Knoxville, Tennessee 37931. The telephone number is (865) 769-4011.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING OUR COMPANY. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS.

    IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, RESULTS OF OPERATIONS OR CASH FLOWS COULD BE ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

    THIS PROSPECTUS ALSO CONTAINS AND INCORPORATES BY REFERENCE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE

FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

The following are the key risk factors that may affect our future results:

WE ARE A DEVELOPMENT STAGE COMPANY, WE HAVE CONDUCTED ONLY LIMITED STUDIES ON OUR TECHNOLOGIES AND WE DO NOT HAVE ANY PRODUCTS OR REVENUES FROM SALES.

        Our Company and our technology are in an early stage of development. We have not generated revenues from sales or operations, and we do not expect to generate any significant revenues for at least several years.

        Use of our technology has been limited primarily to laboratory experiments or animal testing and only one compound has completed Phase I clinical trials in humans. We have therefore not yet conducted substantive studies on the effectiveness of any compound or device on human subjects. The drug and device products we currently contemplate developing will require significant additional research and development, preclinical and clinical testing and regulatory approval before they can be manufactured and sold. We may not be able to develop our technology into marketable products or develop our technology so it is effective for diagnosis or treatment of human diseases. As a result of changing economic considerations, market, clinical or regulatory conditions, or clinical trial results, we may shift our focus or determine not to continue one or more of the projects we are currently pursuing.

WE HAVE A HISTORY OF LOSSES AND MAY NOT ACHIEVE OR MAINTAIN FUTURE PROFITS OR PAYMENT OF DIVIDENDS.

        We have incurred losses since the beginning of our operations. As of June 30, 2000, we incurred total losses of approximately $13,570,380. We expect our losses to increase in the future as our financial resources are used for research and development, preclinical and clinical testing, regulatory activities, manufacturing, marketing and other related expenses. We may not be able to achieve or maintain profitability in the future. We have never declared or paid any cash dividends to stockholders, and do not expect to do so in the foreseeable future.

WE MUST OBTAIN SIGNIFICANT ADDITIONAL FINANCING.

        Under the present circumstances, we have sufficient capital to conduct operations for over twelve months (depending on the pace of our spending for preclinical and clinical trials and other commitments, which, to an extent, we can adjust to preserve cash). We will need substantial additional financing for our research, clinical testing, product development and marketing programs. We cannot accurately estimate the amount of additional financing required; however, the amount could be an additional $30 - 50 million or more. Depending on market conditions, we will attempt to raise additional capital through stock and debt offerings, collaborative relationships and other available sources. Additional funds may not be available on acceptable terms, if at all, and existing stockholders may be diluted as a result of those offerings.

    If in the first closing under this offering we sell Common Stock at a price less than $13 per share, we must issue additional shares to an affiliate of Elan Corporation plc ("Elan"), with whom we are engaged in a joint venture, so that the weighted average price for Elan's Common Stock equals the effective price in the first closing. If we were to sell $40,000,000 of Common Stock in the first closing of this offering at a weighted average price of $6.9375 per share, the last reported sale price for the Common Stock on the Nasdaq SmallCap Market on September 21, 2000, we would be required to issue an additional 403,327 shares of Common Stock to Elan for no additional consideration, representing approximately 1.06% of our current outstanding Common Stock.

OUR PROPOSED PRODUCTS ARE SUBJECT TO EXTENSIVE TESTING AND GOVERNMENT REGULATION AND APPROVAL, INCLUDING BY THE FOOD AND DRUG ADMINISTRATION ("FDA").

        Most of our proposed drug and device products have not begun, and none has completed, the FDA's extensive approval process, which must be completed before proposed products can be sold in interstate commerce. This process includes preclinical and clinical testing for effective use and safety in animals and humans and that testing can be extremely costly. The time frame necessary to perform these tasks for any individual product is long and uncertain, and we may encounter problems or delays which we cannot predict at this time. Even if clinical trials are successful, our proposed products may not demonstrate sufficient effectiveness or safety to warrant approval by the FDA or other regulatory authorities. Any regulatory approval may not cover the clinical symptoms or indications that we may seek. Marketing our products in other countries will require seeking and obtaining regulatory approvals comparable to those required in the United States.

LOSS OF PATENT AND OTHER INTELLECTUAL PROPERTY PROTECTION WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

        One factor which may bear on our success is our ability to obtain, assert and defend our patents, protect trade secrets and operate without infringing the intellectual property of others. Among the important risks in this area are that:

       - Our patent applications may not result in issued patents. Moreover, any issued patents may not provide us with adequate protection of our intellectual property or competitive advantages.

       - Various countries limit the subject matter that can be patented and limit the ability of a patent owner to enforce patents in the medical field. This may limit our ability to obtain or utilize those patents.

       - Existing or future patents or patent applications (and the products or methods they cover) of our competitors (or others, such as research institutions or universities) may interfere, invalidate, conflict with or infringe our patents or patent applications. Similarly, the use of the methods or technologies contained in our patents, patent applications and other intellectual property may conflict with or infringe the rights of others.

       - If an advance is made that qualifies as a joint invention, the joint inventor or his or her employer may have rights in the invention.

        Litigation over patents and other intellectual property rights occurs frequently in our industry, and there is a risk that we may not prevail if we become involved in that litigation. Further, interference may occur over the rights to certain inventions, and there is a risk that we may not prevail in an interference. Those disputes can be expensive and time consuming, even if we win. Intellectual property disputes are often settled through licensing arrangements that could be costly to us. In any intellectual property litigation, it is possible that licenses necessary to settle the dispute would not be available, or that we would not be able to redesign our technologies to avoid any claimed infringement.

        Confidentiality agreements covering our intellectual property may be violated and we may not have adequate remedies for any violation. Our inventions may be "reverse engineered" by our competitors, and third parties may challenge our existing patents and seek to hold them invalid or unenforceable. Also, our intellectual property may in other ways become known or be independently discovered by competitors.

        To the extent we use intellectual property through licenses or sub-licenses (as is the case for some of our lymphography technology), our rights are subject to us performing the terms of the license or sub-license agreement with third parties. Our rights are also subject to the actions of third parties we may not be able to control, such as our sub-licensor complying with the terms of its license with the patent owner and the patent owner maintaining the patent.

        In some cases where U.S. Government funding was used to support a project, certain intellectual property is subject to the Government's "march in" rights which include a royalty-free license under certain circumstances pursuant to 35 U.S.C. Section 202(c).

WE ARE HIGHLY DEPENDENT UPON A SMALL NUMBER OF EMPLOYEES AND CONSULTANTS WHO PROVIDE SCIENTIFIC AND MANAGEMENT EXPERTISE.

        These individuals have entered into employment or consulting agreements, confidentiality and/or non-competition agreements with us. We could suffer competitive disadvantage, loss of intellectual property rights or other material adverse effects on our business and results of operations if any employee or consultant violates or terminates these agreements or terminates their association with us. Our growth and future success also depends upon the continued involvement and contribution from these individuals, as well as our ability to attract and retain highly qualified personnel now and in the future.

BECAUSE WE DO NOT HAVE, AND MAY NOT DEVELOP, MANUFACTURING OR CLINICAL TESTING FACILITIES OR MARKETING RESOURCES FOR OUR PROPOSED PRODUCTS, WE WILL HAVE TO RELY ON THIRD PARTIES AND COLLABORATIVE RELATIONSHIPS.

        We must continue to enter into collaborative relationships with third parties for additional research and development, preclinical and clinical testing, manufacturing, marketing and distribution of our proposed products. We will also be dependent on third parties for the supply of activation hardware (such as lasers and X-ray devices) and for supplies of photodynamic drugs, nanoparticulates and other therapeutic and diagnostic agents. We have several research and supply agreements with third parties. However, we may not be able to negotiate other acceptable collaborative and supply arrangements in the future.

        Collaborative relationships may limit or restrict our operations or may not result in an adequate supply of necessary resources. Our collaborative partners could also pursue alternative technologies as a means of developing or marketing products for the diseases targeted by our collaborative programs. If a third party we are collaborating with fails to perform under its agreement or fails to meet regulatory standards, this could delay or prematurely terminate clinical testing of our proposed products.

OUR POTENTIAL MARKETS ARE EXTREMELY COMPETITIVE.

        We face substantial competition from competitors with greater financial, technical and human resources and with greater experience in developing products, conducting preclinical or clinical testing, obtaining regulatory approvals, manufacturing and marketing. Our competitors include firms in the field of photodynamic therapy as well as other fields generally relating to the diagnosis and treatment of disease using different technologies or scientific and medical approaches. Examples of those technologies are novel chemotherapy or other drug treatments, and hyperthermic and ultrasound procedures. Some of these firms have drugs or devices that have completed or are in advanced stages of clinical trials and regulatory approvals.

        Others may develop technologies and obtain patent protection that could render our technologies or products obsolete or less competitive or our patents invalid or unenforceable. Due to the inherent risk of failure associated with the testing, development and production of new and innovative technologies, our technologies and products may be found to be ineffective, have unanticipated limitations or otherwise be unsuccessful in the marketplace. Also, although we believe our estimates of the possible size of markets for our potential products are based on information we consider reliable (including data from the American Cancer Society and similar sources in the public domain), that data or our analysis of the data could prove incorrect.

WE CANNOT PREDICT THE EFFECT OF CHANGES IN HEALTH CARE REIMBURSEMENT AND LEGISLATIVE REFORM ON OUR BUSINESS.

        Our success will depend, in part, on the extent to which health insurers, managed care entities and similar organizations provide coverage or reimbursement for the medical procedures and devices we plan to develop. These third-party payors are increasingly challenging the price of medical procedures and services and establishing guidelines that may limit physicians' selections of innovative products and procedures. We also cannot predict the effect of any current or future legislation or regulations relating to third-party coverage or reimbursement on our business. We may not be able to achieve market acceptance of our proposed products or maintain price levels sufficient to achieve or maintain any profits on our proposed products if adequate reimbursement coverage is not available.

A SMALL GROUP OF STOCKHOLDERS CONTROLS PHOTOGEN.

        A small group of our officers, directors and others control approximately 75% of our outstanding Common Stock. Several of our principal stockholders are also parties to a Voting Agreement concerning the election of certain designees to the Board of Directors of Photogen
    Technologies, Inc. and Photogen, Inc. This group of stockholders can significantly influence Photogen and the direction of our business and affairs. This concentration of ownership may delay or prevent a change in control of Photogen, and may also result in a small supply of shares available for purchase in the public securities markets. These factors may affect the market and the market price for our Common Stock in ways that do not reflect the intrinsic value of the stock.

OUR STOCK PRICE IS VOLATILE.

        The price and trading volume of our Common Stock has fluctuated and is likely to continue to fluctuate significantly for reasons that may not have any relationship to our operating performance or other factors that traditionally determine a company's value. The following factors may have an impact on the price of our stock:

       - Announcements by us or others regarding scientific discoveries, technological innovations, commercial products, patents or proprietary rights;

       - The progress of preclinical or clinical trials;

       - Changes in government regulation;

       - Public concern about the safety of devices or drugs;

       - Limited coverage by securities analysts;

       - Sales of large blocks of stock by an individual or institution;

       - Changes in our financial performance from period to period; securities analysts' reports; and general market conditions.

OUR COMMON STOCK COULD BE DELISTED FROM THE NASDAQ SMALLCAP MARKET WHICH WOULD MAKE TRADING IN OUR STOCK MORE DIFFICULT.

        Since November 1999, our Common Stock has been quoted in the Nasdaq SmallCap Market. Our shares could be delisted if we fail to meet the listing requirements of the Nasdaq SmallCap Market, which would force us to list our shares on the OTC Bulletin Board or some other quotation medium, such as "pink sheets," depending upon our ability to meet the specific listing requirements of those quotation systems. As a result, an investor might find it more difficult to dispose of, or to obtain accurate price quotations for, our shares. Delisting might also reduce the visibility, liquidity, and price of our Common Stock. If our Common Stock were delisted from the Nasdaq SmallCap Market and were not traded on another national securities exchange, we could become subject to "penny stock" regulations that impose additional sales practice disclosure and market making requirements on broker/dealers who sell or make a market in our stock. The rules of the SEC generally define "penny stock" to be common stock that has a market price of less than $5.00 per share. If our stock became subject to penny stock regulations, it would adversely affect the ability and willingness of broker/dealers who sell or make a market in our Common Stock and of investors to sell our stock in the secondary market.

DIRECTION AS TO USE OF PROCEEDS

        Our management can spend the proceeds from this offering in ways with which you may not agree. We cannot predict that the proceeds will be used or invested to yield a favorable return.

SHARES ELIGIBLE FOR FUTURE SALE

        If our stockholders sell substantial amounts of our Common Stock in the public market, the market price of our Common Stock could fall. Those sales also might make it more difficult for us to sell equity or equity-related securities in the future at a price we deem appropriate.

        As of August 31, 2000 we had 37,383,386 shares of Common Stock outstanding. Of theses shares, approximately 8,347,687 shares were eligible for sale in the public market free of restrictions under the Securities Act of 1933, as amended (the "Securities Act"), including restrictions under Rule 144. Approximately 2,204,174 shares are currently subject to either piggyback and/or demand registration rights which, subject to certain conditions, require us to register these shares upon the occurrence of certain events. This offering does not include any Common Stock subject to piggyback or demand registration rights. Approximately 22,558,435 shares held by Photogen's five founders are subject to a lock-up agreement with Theodore Tannebaum (Chairman of the Board), prohibiting sale of those shares without Mr. Tannebaum's consent until August 9, 2001.

ADDITIONAL SHARES RESERVED FOR FURTHER ISSUANCE

        As of August 31, 2000 we had reserved 5,687,636 shares of Common Stock for future issuance upon exercise or conversion of outstanding options and warrants and convertible securities. If these options and warrants are exercised, you may experience significant dilution in the book value and earnings per share of your Common Stock.

                                USE OF PROCEEDS

    Unless otherwise indicated in the applicable prospectus supplement, we plan to use the net proceeds from the sale of Common Stock for general corporate purposes, including capital expenditures, clinical trials and to meet working capital needs. We expect from time to time to evaluate the acquisition or license of businesses, technologies or products for which a portion of the net proceeds may be used; however, we have no present plan or commitments for any acquisition or license.

    Pending such uses, we will invest the net proceeds in interest-bearing United States Government securities (other than cash used for current expenditures). Each time we sell the Common Stock, we will provide a prospectus supplement that will contain information about how we intend to use the net proceeds from the Common Stock sold at that time.

                                DIVIDEND POLICY

    We have not declared or paid cash dividends on our Common Stock. We currently intend to retain all future earnings to fund the operation of our business and, therefore, we do not anticipate paying dividends on our Common Stock in the foreseeable future. Future cash dividends, if any, will be determined by the Board of Directors. We do however pay an in-kind dividend on our preferred stock as follows:

        SERIES A CONVERTIBLE/EXCHANGEABLE PREFERRED STOCK:  Each share of
    Series A Preferred is entitled to a mandatory payment-in-kind dividend payable in additional shares of Series A Preferred at a rate of 7% (I.E., 0.07 additional shares of Series A Preferred). The payment-in-kind dividend is cumulative, compounds on a semi-annual basis and is payable twice a year, beginning April 2000. We have declared one payment-in-kind dividend of 841 shares of Series A Preferred to our Series A Preferred stockholder.

        SERIES B CONVERTIBLE PREFERRED STOCK: Each share of Series B Preferred is entitled to a mandatory payment-in-kind dividend payable in additional shares of Series B Preferred, at a rate of 6% (I.E., 0.06 additional shares of Series B Preferred). Dividends will be payable on January 15 of each year, beginning January 15, 2001 and will accrue from the date of such share's issuance. We may not make dividends or distributions on Common Stock unless we also pay a dividend on the Series B Preferred equal to the amount a holder of Series B Preferred would have received on conversion of Series B Preferred into Common Stock.

                              PLAN OF DISTRIBUTION

    We have engaged Rochelle S.A. ("Rochelle") to act on a best efforts basis as our exclusive placement agent for this offering until September 18, 2001 or the funding of the sale of $40,000,000 of our Common Stock. This means that Rochelle will seek to identify investors outside the United States who may wish to purchase our Common Stock from time to time at a fixed price and on other specific terms to be negotiated between us and the investors, but Rochelle is not obligated to purchase any minimum amount of shares or find investors to purchase any minimum amount of shares in this offering. Those investors may resell the Common Stock in the United States through registered broker/ dealers or otherwise in compliance with applicable securities laws. Rochelle is not committed to purchase any of our Common Stock for its own account regardless of whether it successfully identifies others to purchase any of our Common Stock.

    We agreed to pay Rochelle a cash placement fee equal to 5% of the gross proceeds from each sale of our securities. We also paid Rochelle a $35,000 non-accountable expense allowance. We anticipate that we will incur approximately $65,000 of additional expenses in this offering.

    Rochelle will become a non-exclusive placement agent if Rochelle does not provide us with one or more investors willing to purchase a total of at least $5,000,000 of our Common Stock in this offering within five months after the effective date of this registration statement, and a minimum of $1,000,000 per month of our Common Stock each month thereafter during the term of the agreement. If Rochelle becomes a non-exclusive placement agent, we have the right to either terminate our agreement with Rochelle or to solicit other investors to purchase the balance of the unsold Common Stock under this registration statement. If we seek additional investors, Rochelle has a right of first refusal for one year after the conclusion of this offering to provide additional financing to us. If we terminate our agreement with Rochelle before the funding of $40,000,000 or before September 18, 2001 (other than because Rochelle breached the agreement or we are entitled to terminate it), we must pay Rochelle a $150,000 break-up fee. Additionally, if, during the 24 months after termination of the Rochelle agreement, we sell securities in any private financing to investors who made an investment under the Rochelle agreement, we must pay Rochelle 5% of the gross proceeds of those sales.

    We have also agreed to provide Rochelle with customary underwriter's indemnification against certain liabilities, including liabilities under the Securities Act.

    Since Rochelle is not a registered broker/dealer under United States laws or in any state, Rochelle has agreed that it will only act as a placement agent regarding the Common Stock in jurisdictions outside the United States and in compliance with applicable securities and other laws.

    If Rochelle is no longer an exclusive placement agent, we may offer the Common Stock directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of those methods, subject to Rochelle's right of first refusal.

    If we use underwriters in an offering of the Common Stock, we will execute an underwriting agreement with the underwriters and will list the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, we will list the managing underwriter(s) on the cover of a prospectus supplement. The underwriters would acquire Common Stock for their own accounts and may resell it from time to time, including in negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If we use dealers in an offering of the Common Stock, we will sell the Common Stock to the dealers as principals. The dealers then may resell such shares of Common Stock to the public at varying prices which they determine at the time of resale. We will list the names of the dealers and the terms of the transaction in a prospectus supplement.

    If we use agents in an offering of the Common Stock, we will list the names of the agents and the terms of the agency in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

    Dealers and agents named in a prospectus supplement may be underwriters (as defined in Securities Act) of the Common Stock described in that prospectus supplement. Underwriters, dealers and agents may be entitled to indemnification from us for certain liabilities (including liabilities under the Securities Act) under underwriting or other agreements. We will describe the terms of any indemnification provisions in a prospectus supplement.

    We may solicit offers to purchase the Common Stock from, and sell the Common Stock directly to, institutional or other investors who may be deemed to be underwriters under the Securities Act if they engage in resales of their Common Stock. The terms of any offer will be set forth in a prospectus supplement. To the extent not otherwise exempt from registration under applicable state securities laws, those transactions would be sold by registered broker/dealers and we will make necessary blue sky filings to facilitate those transactions.

    Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us in the ordinary course of business.

    If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase our Common Stock pursuant to contracts providing for payment and delivery on a future date. We may enter into contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of our Common Stock will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

    To facilitate an offering of a series of the Common Stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. This may include over-allotments of the Common Stock. Over-allotments involve the sale by persons participating in the offering of more Common Stock than we have sold to them. In those circumstances, these persons would cover over-allotments by purchasing our Common Stock in the open market or by exercising their over-allotment options. In addition, such persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing our Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the Common Stock they sell is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may discontinue at any time.

    Any variance from these underwriting terms will be disclosed in a prospectus supplement.

                                 LEGAL MATTERS

    The validity of the issuance of Common Stock will be passed upon for the Company by Grippo & Elden, 227 West Monroe, Suite 3600, Chicago, Illinois 60606. As of the date of this prospectus, partners of Grippo & Elden, who are representing us in this offering, beneficially own 37,000 shares of Common Stock and 3,553 shares of Series B Convertible Preferred Stock, which are currently convertible into 3,553 shares of Common Stock.

                                    EXPERTS

    The financial statements incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements included in Photogen
Technologies, Inc.'s Annual Report on Form 10-KSB for the year ended
December 31, 1999, have been audited by BDO Seidman, LLP, independent auditors, as set forth in their report thereon included in that Form 10-KSB and incorporated in this prospectus by reference. Those consolidated financial statements are incorporated in this prospectus by reference in reliance upon that report given upon the authority of BDO Seidman, LLP as experts in accounting and auditing.

    WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR SEEK AN OFFER TO BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THE SHARES.
                            ------------------------

    Until            , all dealers that effect transaction in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth expenses payable by the Registrant in connection with this Prospectus dated September 22, 2000. All of the amounts shown are estimates except the SEC registration fee.

                               AMOUNT TO BE PAID

                            ------------------------

SEC registration fee........................................  $ 10,560

Legal fees and expenses.....................................    30,000

Blue Sky fees and expenses, if applicable...................    10,000

Accounting fees and expenses................................    10,000

Placement agent non-accountable expense reimbursement.......    35,000

Miscellaneous expenses......................................     4,440

Total.......................................................  $100,000

                            ------------------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 78.7502 of the Nevada General Corporation Law authorizes a corporation to indemnify its directors, officers, employees or other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses incurred) under certain circumstances for liabilities arising under the Securities Act. Our Articles of Incorporation and Bylaws provide indemnification of directors and officers to the maximum extent permitted by the Nevada General Corporation Law. In addition, Registrant has entered into Indemnification Agreements with its directors.

ITEM 16.  EXHIBITS.

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------   ------------------------------------------------------------
         1              Placement Agent Agreement with Rochelle S.A.
         5.1            Opinion of Grippo & Elden*
        23.1            Consent of BDO Seidman, LLP, Independent Auditors
        23.2            Consent of Counsel (included in Exhibit 5.1)
        24.1            Power of Attorney (included on page II-5)

------------------------

*   To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section
    15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
       (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on September 22, 2000.

                                          PHOTOGEN TECHNOLOGIES, INC.

                                          By: /s/ TAFFY J. WILLIAMS
              ------------------------------------------------------------------
                                             Taffy J. Williams, Ph.D.
                                             CHIEF EXECUTIVE OFFICER,
                                             PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    We, the undersigned officers and directors of Photogen Technologies, Inc., hereby constitute Taffy J. Williams and Brooks Boveroux, each acting alone, our true and lawful attorney-in-fact and agent (with full power of substitution) with full power to sign for us in our names in the capacities indicated below the registration statement filed herewith and any and all amendments to said registration statement, to file the same, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Photogen Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney-in-fact and agent to said registration statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                              TITLE                            DATE
         ---------                              -----                            ----
   /s/ TAFFY J. WILLIAMS      President, Chief Executive
---------------------------   Officer and Director                        September 22, 2000
  Taffy J. Williams, Ph.D.

   /s/ THEODORE TANNEBAUM
---------------------------   Chairman of the Board                       September 22, 2000
     Theodore Tannebaum

    /s/ BROOKS BOVEROUX       Senior Vice President - Finance,
---------------------------   Chief Financial Officer (Principal          September 22, 2000
      Brooks Boveroux         Financial and Accounting Officer)

      /s/ ERIC WACHTER        Vice President, Director
---------------------------   and Secretary                               September 22, 2000
        Eric Wachter

  /s/ ROBERT J. WEINSTEIN
---------------------------   Director                                    September 22, 2000
 Robert J. Weinstein, M.D.

   /s/ LESTER H. MCKEEVER
---------------------------   Director                                    September 22, 2000
  Lester H. McKeever, Jr.

       /s/ GENE GOLUB
---------------------------   Director                                    September 22, 2000
         Gene Golub

       /s/ AIDAN KING
---------------------------   Director                                    September 22, 2000
         Aidan King

                               INDEX TO EXHIBITS

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
       ------                             -----------------------
         1              Placement Agent Agreement with Rochelle S.A.

         5.1            Opinion of Grippo & Elden*

        23.1            Consent of BDO Seidman, LLP, Independent Auditors

        23.2            Consent of Counsel (included in Exhibit 5.1)

        24.1            Power of Attorney (included on page II-5)

------------------------

*   To be filed by amendment.